Exhibit 8.1

List of Subsidiaries

Name	Place of Incorporation
VIYI Technology Inc.	Cayman Islands
VIYI Technology Ltd.	Hong Kong
Shenzhen Weiyixin Technology Co., Ltd.	PRC
Shenzhen Yitian Internet Technology Co., Ltd.	PRC
Korgas 233 Technology Co., Ltd.	PRC
Shenzhen Qianhai Wangxin Technology Co., Ltd.	PRC
Shenzhen Yiyou Online Technology Co., Ltd.	PRC
Weidong Technology Co., Ltd.	PRC
Korgas Weidong Technology Co., Ltd.	PRC
Fe-da Electronics Company Private Limited	Singapore
Excel Crest Limited	Hong Kong
Shanghai Weimu Technology Co., Ltd.	PRC
Wisdom Lab Inc.	Cayman Islands
CDDI Capital Ltd	British Virgin Islands
VIWO Technology Inc.	Cayman Islands
Viwo Technology Limited.	Hong Kong
VIWO Technology (HK) Co., Limited	Hong Kong
Shenzhen Viwotong Technology Co., Ltd.	PRC
Shanghai Guoyu Information Technology Co., Ltd.	PRC
Kashi Guoyu Information Technology Co., Ltd.	PRC
Guangzhou Tapuyu Internet Technology Co., Ltd.	PRC
Beijing Younike Information Technology Co., Ltd.	PRC
Shenzhen Weidong Technology Co., Ltd.	PRC